UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2016

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 South 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices, including ZIP code)

(920) 684-4410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Foodservice Escrow Agreement

On February 5, 2016, in connection with the previously announced spin-off (the “Spin-Off”) of Manitowoc Foodservice, Inc. (“Manitowoc Foodservice”) from The Manitowoc Company, Inc. (“Manitowoc ParentCo”), Manitowoc Foodservice entered into an escrow agreement (the “Escrow Agreement”) among Manitowoc Foodservice, its subsidiary Enodis Holdings Limited, a corporation organized under the laws of the United Kingdom (the “UK Borrower”), the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and as escrow agent, pursuant to which the parties thereto have delivered in escrow executed signature pages to a credit agreement (the “Credit Agreement”) for a new senior secured revolving credit facility in an aggregate principal amount of $225 million (the “Revolving Facility”) and a senior secured term loan B facility in an aggregate principal amount of $975 million (the “Term Loan Facility,” and together with the Revolving Facility, the “Credit Facilities”) with JPMorgan Chase Bank, N.A, as administrative agent and collateral agent, J.P. Morgan Securities LLC, Goldman Sachs Bank USA, HSBC Securities (USA) Inc., and Citigroup Global Markets Inc., on behalf of certain of its affiliates, as joint lead arrangers and joint bookrunners, and certain lenders, as lenders. The Revolving Facility will include (i) a $20 million sublimit for the issuance of letters of credit on customary terms, and (ii) a $40 million sublimit for swingline loans on customary terms. Pursuant to the Escrow Agreement, the executed signature pages will be released from escrow only upon written notice from Manitowoc Foodservice and the UK Borrower to JPMorgan Chase Bank, N.A., in its capacity as escrow agent under the Escrow Agreement. The escrowed Credit Agreement will become effective upon delivery of such notice. Manitowoc Foodservice expects to enter into security and other agreements relating to the Credit Agreement governing the Revolving Facility and the Term Loan Facility.

Manitowoc Foodservice expects that the Revolving Facility will be used for working capital and for general corporate purposes. Manitowoc Foodservice expects that the Revolving Facility will be undrawn as of the consummation of the Spin-Off, and expects to have outstanding, undrawn letters of credit totaling approximately $1.6 million.

The Term Loan Facility proceeds will be used in part to repay existing debt, and for the payment of a cash dividend to Manitowoc ParentCo in an amount sufficient to repay certain of Manitowoc ParentCo’s existing debt and credit facilities (the “Foodservice Dividend”) in connection with the contribution of certain assets to Manitowoc Foodservice immediately prior to the completion of the Spin-Off. Any proceeds remaining after the payment of the Foodservice Dividend will be used by Manitowoc Foodservice for general corporate purposes.

Incremental Facilities

Under the Credit Agreement, Manitowoc Foodservice will have the right from time to time to increase the size or add certain incremental revolving or term loan facilities (the “Incremental Facilities”) in minimum amounts of $10,000,000 and in integral multiples of $5,000,000 in excess thereof. The aggregate principal amount of all such Incremental Facilities may not exceed an amount equal to the sum of (i) $225 million plus (ii) an additional amount, so long as, after giving effect to the incurrence of such additional amount, the pro forma senior secured leverage ratio does not exceed 3.75 to 1.

Interest Rate

Borrowings under the Credit Facilities are expected to bear interest at a rate per annum equal to, at the option of Manitowoc Foodservice, (i) LIBOR plus the applicable margin of approximately 4.75% for term loans subject to a 1.00% LIBOR floor and 1.50% to 2.75% for revolving loans, based on consolidated total leverage, or (ii) an alternate base rate plus the applicable margin, which will be 1.00% lower than for LIBOR loans.

Maturity and Amortization

The loans and commitments under the Revolving Facility are expected to mature or terminate on the fifth anniversary of the closing date of the Credit Agreement, which is currently expected to occur in 2021. The loans and commitments under the Term Loan Facility are expected to mature or terminate on the seventh anniversary of the closing date of the Credit Agreement, which is currently expected to occur in 2023, and will require quarterly principal payments at a rate of 0.25% of the original principal balance.

Mandatory Prepayments

Mandatory prepayments on the Term Loan Facility will be required, subject to customary exceptions, (i) from the receipt of net cash proceeds by Manitowoc Foodservice or any of its restricted subsidiaries from certain asset dispositions and casualty events, in each case, to the extent such proceeds are not reinvested or committed to be reinvested in assets useful in the business of Manitowoc Foodservice or any of its subsidiaries within twelve months of the date of such disposition or casualty event, (ii) following the receipt of net cash proceeds from the issuance or incurrence of additional debt of Manitowoc Foodservice or any of its subsidiaries and (iii) in an amount equal to 50% of excess cash flow of Manitowoc Foodservice and its subsidiaries with step-downs to 25% if the senior secured leverage ratio is less than or equal to 4.50 to 1 but greater than 4.00 to 1, and to 0% if the senior secured leverage ratio is less than or equal to 4.00 to 1.

Guarantees and Security

Obligations of Manitowoc Foodservice under the Credit Facilities will be jointly and severally guaranteed by certain of its existing and future direct and indirectly wholly owned U.S. subsidiaries (but excluding (i) unrestricted subsidiaries, (ii) immaterial subsidiaries, and (iii) special purpose securitization vehicles).

There will be a first-priority perfected lien on substantially all of the assets and property of Manitowoc Foodservice and guarantors and proceeds therefrom excluding certain excluded assets. The liens securing the obligations of Manitowoc Foodservice under the Revolving Facility and the Term Loan Facility will be pari passu.

Certain Covenants and Events of Default

The Credit Agreement contains customary financial covenants including (a) a maximum consolidated total leverage ratio of 6.25 to 1, with step-downs of 0.25 each fiscal quarter beginning with the fiscal quarter ending September 30, 2016 until the ratio reaches 4.00 to 1 in the fiscal quarter ending September 30, 2018, and (b) a minimum consolidated interest coverage ratio of 2.00 to 1, with increases of 0.25 every other fiscal quarter beginning with the fiscal quarter ending September 30, 2016 until the ratio reaches 3.00 to 1 in the fiscal quarter ending December 30, 2017. Only lenders holding at least a majority of the Revolving Facility will have the ability to amend the financial covenants, waive a breach of the financial covenants or accelerate the Revolving Facility upon a breach of the financial covenants, and a breach of the financial covenants will not constitute an event of default with respect to the Term Loan Facility or trigger a cross-default under the Term Loan Facility until the date on which the Revolving Facility has been accelerated and terminated.

In addition, the Credit Agreement is expected to contain a number of covenants that, among other things and subject to certain exceptions, will restrict the ability of Manitowoc Foodservice and its restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends and other distributions;

•	make investments, loans and advances;

•	engage in transactions with affiliates;

•	sell assets or otherwise dispose of property or assets;

•	alter the business Manitowoc Foodservice conducts;

•	merge and engage in other fundamental changes;

•	prepay, redeem or repurchase certain debt; and

•	incur liens.

The Credit Agreement will also contain certain customary representations and warranties, affirmative covenants and provisions relating to events of default.

The foregoing description of the Escrow Agreement, the Credit Agreement and the Credit Facilities is not complete and is qualified in its entirety by reference to the Escrow Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and to the Credit Agreement, which is attached as Exhibit A to the Escrow Agreement and is incorporated herein by reference.

Foodservice Notes Purchase Agreement

On February 5, 2016, also in connection with the Spin-Off, Manitowoc Foodservice and its wholly owned subsidiary MTW Foodservice Escrow Corp. (the “Foodservice Escrow Issuer”) entered into a purchase agreement (the “Foodservice Purchase Agreement”) among Manitowoc Foodservice, the Foodservice Escrow Issuer, Manitowoc Foodservice’s subsidiaries named therein (the “Foodservice Guarantors”) and Goldman, Sachs & Co., as representative of the initial purchasers named therein (the “Foodservice Purchasers”). Under the Foodservice Purchase Agreement, the Foodservice Escrow Issuer has agreed to issue, subject to customary closing conditions, $425 million in aggregate principal amount of the Foodservice Escrow Issuer’s 9.500% senior notes due 2024 (the “Foodservice Notes”) under an indenture (the “Foodservice Indenture”) to be entered into between the Foodservice Escrow Issuer and Wells Fargo Bank, National Association, as trustee (the “Foodservice Trustee”). The Foodservice Notes will be sold to qualified institutional buyers pursuant to Rule 144A (and outside the United States in reliance on Regulation S) under the Securities Act of 1933, as amended (the “Securities Act”).

Following the closing of the Foodservice Notes offering, which is expected to occur on February 18, 2016, the Foodservice Escrow Issuer and Manitowoc Foodservice will deposit the proceeds from the Foodservice Notes, together with an amount sufficient to fund a special mandatory redemption, as described below, into a segregated escrow account (the “Foodservice Escrow Account”). The funds will be released from escrow (the “Foodservice Escrow Release”) upon the delivery of an officer’s certificate to the escrow agent certifying, among other things, that substantially concurrently with the Foodservice Escrow Release the following conditions will be satisfied:

•	the Spin-Off will be consummated within five business days and no later than July 1, 2016;

•	Manitowoc Foodservice will use the escrowed funds to pay the Foodservice Dividend, and Manitowoc ParentCo will use the proceeds from the Foodservice Dividend to repay certain of its existing debt and credit facilities;

•	Substantially concurrently with the Foodservice Escrow Release, the lenders under the Term Loan Facility will fund the term loan thereunder in an aggregate principal amount of at least $975 million, less any applicable discounts, fees and expenses;

•	immediately prior to the Foodservice Escrow Release, the Escrow Issuer will be merged with and into Manitowoc Foodservice (the “Foodservice Escrow Merger”);

•	immediately prior to the Foodservice Escrow Release, Manitowoc Foodservice and the Foodservice Guarantors will have executed a supplemental indenture pursuant to which Manitowoc Foodservice will assume the Foodservice Escrow Issuer’s obligations under the Foodservice Notes and the Foodservice Indenture and the Foodservice Guarantors will guarantee the Foodservice Notes as of the date of the Foodservice Escrow Release;

•	immediately prior to the Foodservice Escrow Release, Manitowoc Foodservice and the Foodservice Guarantors will execute a joinder to the related registration rights agreement;

•	Manitowoc Foodservice, the Foodservice Escrow Issuer and the Foodservice Guarantors will deliver certain opinions of counsel to the Foodservice Trustee and the Foodservice Purchasers, as required under the Foodservice Indenture and the Foodservice Purchase Agreement; and

•	no event of default under the Foodservice Indenture shall have occurred and be continuing (or would result therefrom).

If (x) by July 1, 2016, the escrow agent and the Foodservice Trustee have not received the officers’ certificate regarding the conditions for the Foodservice Escrow Release described above or (y) at any time prior to the Foodservice Escrow Release, (i) the Foodservice Escrow Issuer notifies the Foodservice Trustee in writing that the board of directors of Manitowoc ParentCo has determined, in its sole and absolute discretion, that the Spin-Off is not in the best interests of Manitowoc ParentCo or its shareholders or is otherwise not advisable and that Manitowoc ParentCo will not pursue the completion of the Spin-Off, (ii) Manitowoc ParentCo, in its sole discretion, publicly announces that it will not pursue the completion of the Spin-Off or (iii) the Foodservice Escrow Issuer notifies the Foodservice Trustee in writing that the conditions for the Foodservice Escrow Release cannot be satisfied on or prior to July 1, 2016, the Foodservice Escrow Issuer will be required to notify noteholders and redeem the Foodservice Notes within five business days thereafter at a special mandatory redemption price equal to 100% of the principal amount of the Foodservice Notes, together with the interest accrued on the Foodservice Notes from the issue date to but excluding the date of redemption.

From and after the Foodservice Escrow Release, the Foodservice Notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured basis by each of Manitowoc Foodservice’s domestic restricted subsidiaries that is a borrower or a guarantor under the Credit Facilities. Prior to the Foodservice Escrow Release the Foodservice Notes will be secured by a first-priority lien on and security interest in the Foodservice Escrow Account and the escrowed funds therein. From and after the Foodservice Escrow Release the Foodservice Notes and the subsidiary guarantees will be senior unsecured obligations.

The Foodservice Escrow Issuer or, after the Foodservice Escrow Merger, Manitowoc Foodservice may redeem some or all of the Foodservice Notes from time to time at a redemption price equal to the principal amount of the notes to be redeemed plus certain premiums as set forth in the Foodservice Indenture. The Foodservice Escrow Issuer or, after the Foodservice Escrow Merger, Manitowoc Foodservice will generally be required to offer to repurchase all of the outstanding Foodservice Notes upon the occurrence of certain specific change of control events at a purchase price equal to 101% of the principal amount of Foodservice Notes purchased plus accrued and unpaid interest to the date of purchase.

The Foodservice Indenture will provide for customary events of default, including with respect to the escrow arrangements. Generally, if an event of default occurs (subject to certain exceptions), the Foodservice Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Foodservice Notes may declare all the Foodservice Notes to be due and payable immediately.

The Foodservice Indenture will also, among other things, limit the ability of Manitowoc Foodservice and its subsidiaries to engage in certain activities, including: incurring additional indebtedness or issue certain preferred stock; paying dividends or making certain other restricted payments; incurring liens; entering into certain types of transactions with affiliates; and consolidating or merging with or into other companies. If, in the future, the Foodservice Notes have investment grade credit ratings and no default or event of default exists under the Foodservice Indenture, certain of these covenants will no longer apply to the Foodservice Notes for so long as the Foodservice Notes are rated investment grade. These and other covenants that will be contained in the Indenture are subject to important exceptions and qualifications.

The foregoing description of the Foodservice Notes and the Foodservice Purchase Agreement is not complete and is qualified in its entirety by reference to the Foodservice Purchase Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Cranes Notes Purchase Agreement

On February 8, 2016, also in connection with the Spin-Off, Manitowoc ParentCo and its wholly owned subsidiary, MTW Cranes Escrow Corp. (the “Cranes Escrow Issuer”) entered into a purchase agreement (the “Cranes Purchase Agreement”) among Manitowoc ParentCo, the Cranes Escrow Issuer, Manitowoc ParentCo’s subsidiaries named therein (the “Cranes Guarantors”) and Goldman, Sachs & Co., as representative of the initial purchasers named therein (the “Cranes Purchasers”). Under the Cranes Purchase Agreement, the Cranes Escrow Issuer has agreed to issue, subject to customary closing conditions, $260 million in aggregate principal amount of the Cranes Escrow Issuer’s 12.75% senior secured second lien notes due 2021 (the “Cranes Notes”) under an indenture (the “Cranes Indenture”) to be entered into between the Cranes Escrow Issuer and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Cranes Trustee”) and as collateral agent. The Cranes Notes will be sold to qualified institutional buyers pursuant to Rule 144A (and outside the United States in reliance on Regulation S) under the Securities Act.

Following the closing of the Cranes Notes offering, which is expected to occur on February 18, 2016, the Cranes Escrow Issuer and Manitowoc ParentCo will deposit the proceeds from the Cranes Notes, together with an amount sufficient to fund a special mandatory redemption, as described below, into a segregated escrow account (the “Cranes Escrow Account”). The funds will be released from escrow (the “Cranes Escrow Release”) upon the delivery of an officer’s certificate to the escrow agent certifying, among other things, that substantially concurrently with the Cranes Escrow Release the following conditions will be satisfied:

•	the Spin-Off will be consummated within five business days and no later than July 1, 2016;

•	Manitowoc ParentCo will use the escrowed funds, together with the proceeds of the Foodservice Dividend and other borrowings, to (i) repay all of Manitowoc ParentCo’s outstanding $600 million aggregate principal amount of 8.50% senior notes due 2020 and all of Manitowoc ParentCo’s $300 million aggregate principal amount of 5.875% senior notes due 2022; (ii) repay all amounts outstanding under, and to terminate, Manitowoc ParentCo’s existing revolving credit facility and term loan facilities; (iii) repay certain other debt of Manitowoc ParentCo’s subsidiaries and (iv) pay certain fees and expenses;

•	immediately prior to the Cranes Escrow Release, the Cranes Escrow Issuer will be merged with and into Manitowoc ParentCo;

•	immediately prior to the Cranes Escrow Release, Manitowoc ParentCo and the Cranes Guarantors will have executed a supplemental indenture pursuant to which Manitowoc ParentCo will assume the Cranes Escrow Issuer’s obligations under the Cranes Notes and the Cranes Indenture and the Cranes Guarantors will guarantee the Cranes Notes as of the date of the Cranes Escrow Release;

•	Manitowoc ParentCo, the Cranes Escrow Issuer and the Cranes Guarantors will deliver certain opinions of counsel to the Cranes Trustee and the Cranes Purchasers, as required under the Cranes Indenture and the Cranes Purchase Agreement; and

•	no event of default under the Cranes Indenture shall have occurred and be continuing (or would result therefrom).

If (x) by July 1, 2016, the escrow agent and the Cranes Trustee have not received the officers’ certificate regarding the conditions for the Cranes Escrow Release described above or (y) at any time prior to the Cranes Escrow Release, (i) the Cranes Escrow Issuer notifies the Cranes Trustee in writing that the board of directors of Manitowoc ParentCo has determined, in its sole and absolute discretion, that the Spin-Off is not in the best interests of Manitowoc ParentCo or its shareholders or is otherwise not advisable and that Manitowoc ParentCo will not pursue the completion of the Spin-Off, (ii) Manitowoc ParentCo, in its sole discretion, publicly announces that it will not pursue the completion of the Spin-Off or (iii) the Cranes Escrow Issuer notifies the Cranes Trustee in writing that the conditions for the Cranes Escrow Release cannot be satisfied on or prior to July 1, 2016, the Cranes Escrow Issuer will be required to notify noteholders and redeem the Cranes Notes within five business days thereafter at a special mandatory redemption price equal to 100% of the issue price of the Cranes Notes, together with the interest accrued on the Cranes Notes from the issue date to but excluding the date of redemption.

Prior to the Cranes Escrow Release the Cranes Notes will be secured by a first-priority lien on and security interest in the Cranes Escrow Account and the escrowed funds therein. From and after the Cranes Escrow Release, the Cranes Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured second lien basis by each of Manitowoc ParentCo’s domestic restricted subsidiaries that is a borrower or a guarantor under an asset-based revolving credit facility that Manitowoc ParentCo expects to enter into on or about the date of the Cranes Escrow Release. From and after the Cranes Escrow Release, the Cranes Notes and the related guarantees will be secured by, and noteholders will have a second-priority security interest in, all capital stock held by Manitowoc ParentCo and the Cranes Guarantors and substantially all of the other property and assets held by Manitowoc ParentCo and the Cranes Guarantors, except for certain specific excluded assets.

The Cranes Escrow Issuer or, after the Cranes Escrow Merger, Manitowoc ParentCo may redeem some or all of the Cranes Notes from time to time at a redemption price equal to the principal amount of the notes to be redeemed plus certain premiums as set forth in the Cranes Indenture. The Cranes Escrow Issuer or, after the Cranes Escrow Merger, Manitowoc ParentCo will generally be required to offer to repurchase all of the outstanding Cranes Notes upon the occurrence of certain specific change of control events at a purchase price equal to 101% of the principal amount of Cranes Notes purchased plus accrued and unpaid interest to the date of purchase.

The Cranes Indenture will provide for customary events of default, including with respect to the escrow arrangements. Generally, if an event of default occurs (subject to certain exceptions), the Cranes Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Cranes Notes may declare all the Cranes Notes to be due and payable immediately.

The Cranes Indenture will also, among other things, limit the ability of Manitowoc ParentCo and its subsidiaries to engage in certain activities, including: incurring additional indebtedness or issue certain preferred stock; paying dividends or making certain other restricted payments; incurring liens; entering into certain types of transactions with affiliates; and consolidating or merging with or into other companies. These and other covenants that will be contained in the Indenture are subject to important exceptions and qualifications.

The foregoing description of the Cranes Notes and the Cranes Purchase Agreement is not complete and is qualified in its entirety by reference to the Cranes Purchase Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of Manitowoc ParentCo and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainty that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	possible negative effects on Manitowoc ParentCo’s business operations, assets or financial results as a result of the Spin-Off;

•	capitalization of the two independent companies;

•	unanticipated changes in revenues, margins, costs and capital expenditures;

•	the ability to significantly improve profitability;

•	the ability to increase operational efficiencies across each of Manitowoc ParentCo’s business segments and to capitalize on those efficiencies;

•	realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies and options; and

•	risks and other factors cited in Manitowoc ParentCo’s filings with the United States Securities and Exchange Commission (the “SEC”).

Manitowoc ParentCo undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect Manitowoc ParentCo’s actual results of operations is included in its filings with the SEC, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Escrow Agreement, dated February 5, 2016, among Manitowoc Foodservice, Inc., Enodis Holdings Limited, the lenders party thereto, J.P. Morgan Chase Bank, N.A., as administrative agent under the Credit Agreement attached thereto, and J.P. Morgan Chase Bank, N.A., as escrow agent (incorporated by reference to Exhibit 10.10 to Amendment No. 6 to the Registration Statement on Form 10 of Manitowoc Foodservice, Inc. (File No. 001-37548), filed on February 8, 2016).

(10.2)	Purchase Agreement, dated February 5, 2016, between MTW Foodservice Escrow Corp., Manitowoc Foodservice, Inc., the guarantors named therein, and Goldman, Sachs & Co., for itself and on behalf of the several initial purchasers listed on Schedule 1 thereto (incorporated by reference to Exhibit 10.9 to Amendment No. 6 to the Registration Statement on Form 10 of Manitowoc Foodservice, Inc. (File No. 001-37548), filed on February 8, 2016).

(10.3)	Purchase Agreement, dated February 8, 2016, between MTW Cranes Escrow Corp., The Manitowoc Company, Inc., the guarantors named therein, and Goldman, Sachs & Co., for itself and on behalf of the several initial purchasers listed on Schedule 1 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC.

Date: February 11, 2016	By:	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of February 5, 2016

Exhibit Number	Description

(10.1)	Escrow Agreement, dated February 5, 2016, among Manitowoc Foodservice, Inc., Enodis Holdings Limited, the lenders party thereto, J.P. Morgan Chase Bank, N.A., as administrative agent under the Credit Agreement attached thereto, and J.P. Morgan Chase Bank, N.A., as escrow agent (incorporated by reference to Exhibit 10.10 to Amendment No. 6 to the Registration Statement on Form 10 of Manitowoc Foodservice, Inc. (File No. 001-37548), filed on February 8, 2016).

(10.2)	Purchase Agreement, dated February 5, 2016, between MTW Foodservice Escrow Corp., Manitowoc Foodservice, Inc., the guarantors named therein, and Goldman, Sachs & Co., for itself and on behalf of the several initial purchasers listed on Schedule 1 thereto (incorporated by reference to Exhibit 10.9 to Amendment No. 6 to the Registration Statement on Form 10 of Manitowoc Foodservice, Inc. (File No. 001-37548), filed on February 8, 2016).

(10.3)	Purchase Agreement, dated February 8, 2016, between MTW Cranes Escrow Corp., The Manitowoc Company, Inc., the guarantors named therein, and Goldman, Sachs & Co., for itself and on behalf of the several initial purchasers listed on Schedule 1 thereto.